UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

LEADER CAPITAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56159	37- 1853394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3487 6378

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Offering

Between April 1, 2021 and May 15, 2021, Leader Capital Holdings Corp., a Nevada corporation (the “Company”), entered into separate securities purchase agreements (collectively, the “SPAs”) with 46 investors, including certain existing shareholders of the Company and other accredited investors (collectively, the “Purchasers”), to sell shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of $0.10 (the “Offering”). At the closing of the Offering, the Company will sell an aggregate of 26,837,500 shares of Common Stock (the “Shares”) to the Purchasers, resulting in $2,683,750 in aggregate proceeds for the Company.

The SPAs contain representations and warranties, covenants and conditions, customary for transactions of this type.

The foregoing descriptions of the SPAs do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the form of SPA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stock Forfeiture

On May 17, 2021, the Company entered into a stock forfeiture letter (the “Stock Forfeiture Letter”) with First Leader Capital Ltd., a significant stockholder of the Company and an entity solely owned and controlled by Lin Yi-Hsiu, the Company’s Chief Executive Officer and a member of the Company’s board of directors. Pursuant to the Stock Forfeiture Letter, on May 17, 2021, First Leader Capital Ltd. forfeited and surrendered 13,132,500 shares (the “Surrendered Shares”) of the Company’s Common Stock, and the Surrendered Shares were automatically cancelled and retired (the “Stock Cancellation”). First Leader Capital Ltd. agreed to forfeit and cancel the Surrendered Shares in exchange for the benefit from reducing the Company’s outstanding Common Stock to be more in line with what management deems to be market expectations based on the Company’s current valuation. Immediately following the Stock Cancellation, the Company had 125,761,719 shares of Common Stock issued and outstanding.

The foregoing description of the Stock Forfeiture Letter and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Forfeiture Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the disclosure set forth in Item 1.01 above is incorporated herein by reference. The issuance of the Shares in the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration (a) under Section 4(a)(2) of the Securities Act, (b) under Rule 504 or Rule 506 of Regulation D under the Securities Act and/or (c) provided by Regulation S of the Securities Act inasmuch as certain Purchasers are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) and the requirements of Rule 903 under the Securities Act were otherwise met.

Following the Stock Cancellation and upon issuance of the Shares at the closing of the Offering, the Company will have 152,599,219 shares of Common Stock issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

10.3	Stock Forfeiture Letter, dated May 17, 2021, by and between Leader Capital Holdings Corp. and First Leader Capital Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEADER CAPITAL HOLDINGS CORP.

Date: May 20, 2021	By:	/s/ LIN YI-HSIU
Lin Yi-Hsiu Chief Executive Officer